UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	87-2755739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA	18042
(Address of Principal Executive Offices)	(Zip Code)

EIGHTCO HOLDINGS INC.

2022 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Kevin O’Donnell

Chief Executive Officer

Eightco Holdings Inc.

101 Larry Holmes Dr., Suite 313

Easton, PA 18042

(Name and address of agent for service)

(888) 765-8933

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Lawrence Metelitsa, Esq.

Steven A. Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) of Eightco Holdings Inc. (the “Company” or “Registrant”) is being filed for the purpose of registering an additional 7,500,000 shares of common stock of the Company, par value $0.001 (the “Common Stock”), reserved for issuance under the Company’s 2022 Long-Term Incentive Plan (the “2022 Plan”). Upon the effectiveness of this Registration Statement, an aggregate of 7,856,588 shares of Common Stock will be registered for issuance from time to time under the 2022 Plan.

Pursuant to General Instruction E. to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of the registration statements, including all exhibits filed therewith or incorporated therein by reference, filed on Form S-8 on June 6, 2023 (File No. 333-272465) and on January 26, 2024, as amended on February 2, 2024 (File No. 333-276733).

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

●	Our Annual Report on Form 10-K for the annual period ended December 31, 2024, filed with the Commission on April 15, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2025, filed with the Commission on November 14, 2025, for the quarterly period ended June 30, 2025, filed with the Commission on August 19, 2025, an for the quarterly period ended March 31, 2025, filed with the Commission on May 15, 2025;

●	Our Current Reports on Form 8-K filed on the following dates: October 27, 2025, September 10, 2025, September 10, 2025, September 2, 2025, August 19, 2025, June 5, 2025, April 28, 2025, April 11, 2025, and January 23, 2025; and

●	The description of our capital stock in our Form 10-12B filed with the Commission on November 8, 2021, and any amendment or report filed with the Commission for the purpose of updating the description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor any other document or information deemed to have been furnished and not filed in accordance with Commission rules.

Item 8. Exhibits.

The exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, Pennsylvania, on this 21st day of November 2025.

EIGHTCO HOLDINGS INC.

By:	/s/ Kevin O’Donnell
Kevin O’Donnell
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

The undersigned director(s) and officer(s) of the Registrant hereby constitute and appoint Kevin O’Donnell and Brett Vroman with full power to act and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin O’Donnell	Chief Executive Officer	November 21, 2025
Kevin O’Donnell	(Principal Executive Officer)

/s/ Brett Vroman	Chief Financial Officer	November 21, 2025
Brett Vroman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel Ives	Director	November 21, 2025
Daniel Ives

/s/ Frank Jennings	Director	November 21, 2025
Frank Jennings

/s/ Louis Foreman	Director	November 21, 2025
Louis Foreman

/s/ Nicola Caiano	Director	November 21, 2025
Nicola Caiano

EXHIBIT INDEX

4.1	Certificate of Incorporation (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022 and incorporated herein by reference)
4.2	Certificate of Amendment to the Certificate of Incorporation of Eightco Holdings Inc. (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 16, 2023)
4.3	Certificate of Amendment to the Certificate of Incorporation of Eightco Holdings Inc. (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 4, 2023)
4.4	Amendment to Amended and Restated Certificate of Incorporation (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 13, 2024)
4.4	Bylaws (previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022 and incorporated herein by reference)
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of Stephano Slack LLC
23.2*	Consent of Morison Cogen LLP
23.3*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
99.1	Eightco Holdings Inc. 2022 Long-Term Incentive Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Amendment No. 3 to Form 10 on May 6, 2022 and incorporated herein by reference)
99.2	Form of Restricted Stock Unit Award Agreement to the 2022 Long-Term Incentive Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)
99.3	Form of Nonqualified Stock Option Agreement to the 2022 Long-Term Incentive Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K dated March 18, 2024)
107*	Filing Fee Table

*	Filed herewith

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